Exhibit (h)(24)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between the Acquiring Fund (the “Acquiring Fund”), and the Acquired Fund (the “Acquired Fund” and together with the Acquiring Fund, the ”Funds”), listed on Schedule A.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the ”1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act and permits Acquired Funds to knowingly sell their shares to an Acquiring Fund in excess of the limitations of the Section 12(d)(1)(B), subject to compliance with the conditions of the Rule; and

WHEREAS, the Acquiring Fund may, from time to time, invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, the Acquiring Fund and the Acquired Fund agree as follows:

(i) Material terms regarding the Acquiring Fund’s investment in the Acquired Fund necessary to make the required findings:

(A) Control. The Acquiring Fund and its Advisory Group (as defined in Rule 12d1-4(d) under the 1940 Act) will not control (within the meaning of Section 2(a)(9) of the 1940 Act), individually or in the aggregate, the Acquired Fund; provided, however, that if, as a result of a decrease in the outstanding voting securities of the Acquired Fund, the Acquiring Fund and its Advisory Group, in the aggregate, hold more than 25% of the shares of the Acquired Fund, it will vote its shares of the Acquired Fund in the same proportion as the vote of all other holders; and further provided that, where all holders of the Acquired Fund’s shares are required by Section 12(d)(1) to vote such Acquired Fund shares in the same proportion as the vote of all other holders, the Acquiring Fund will seek instructions from its holders and vote only in accordance with such instructions.

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(B) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request in excess of $250,000 partially or wholly in-kind.

(C) Timing/advance notice of redemptions. The Acquiring Fund represents that:

(1) The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days and/or to provide advance notification of redemption requests to the Acquired Fund whenever practicable;

(2) The Acquiring Fund will not seek to disrupt, or intentionally disrupt, the management of the Acquired Fund in connection with any redemption request; and

(3) All acquisitions of shares of the Acquired Fund by the Acquiring Fund will be made for investment purposes and not for control purposes, and to the extent that the Acquiring Fund were required to report its holdings of Acquired Fund shares pursuant to Section 13(d) and/or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such holdings would qualify at all times and under all circumstances for reporting on Form 13G under the Exchange Act.

(D) Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and scale of its contemplated investments in Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b) In order to assist the Acquiring Fund’s investment adviser with assessing the impact of fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information reasonably requested by the Acquiring Fund to comply with the terms and conditions of the Rule, including information on the fees and expenses of the Acquired Fund.

2.	Representations of the Acquired Fund.

(a) In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees: (i) to comply with all conditions of the Rule applicable to the Acquired Fund; (ii) to comply with its obligations under this Agreement; and (iii) to promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule or this Agreement.

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(b) The Acquired Fund represents that it will not own as of the effective date of this Agreement, and it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff. The Acquired Fund further agrees to provide annual certifications confirming compliance with this 10% Limit, per Appendix A.

(c) The Acquired Fund agrees that any information regarding planned purchases or sales of shares of an Acquired Fund provided pursuant to Section 1(a)(i)(D) of the Agreement will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.

3.	Representations of the Acquiring Fund.

In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees: (i) to comply with all conditions of the Rule applicable to the Acquiring Fund; (ii) to comply with its obligations under this Agreement; and (iii) to promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule or this Agreement.

4.	Indemnification.

(a) The Acquiring Fund agrees to hold harmless and indemnify the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions asserted against the Acquired Fund (“Acquired Fund Claims”), including any of their principals, directors or trustees, officers, employees and agents, to the extent such Acquired Fund Claims result from (i) a violation or alleged violation by the Acquiring Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquiring Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Acquired Fund Claims.

(b) The Acquired Fund agrees to hold harmless and indemnify the Acquiring Fund, including any of its directors or trustees, officers, employees and agents, against and from any asserted against the Acquiring Fund (“Acquiring Fund Claims”), including any of its directors or trustees, officers, employees and agents, to the extent such Acquiring Fund Claims result from (i) a violation or alleged violation by the Acquired Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquired Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Acquiring Fund Claims.

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5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund: Jay Aronowitz c/o John Hancock Investment Management LLC 200 Berkeley Street Boston, MA 02116 Fax: Email: Jay_Aronowitz@jhancock.com	If to the Acquired Fund: Victory Capital Management Inc. Attn: Chris Dyer 4900 Tiedeman Road Brooklyn, OH 44144 Fax: Email: cdyer@gmail.com

With a copy to: Christopher Sechler Attn: Legal Dept. 200 Berkeley Street Boston, MA 02116 Fax: Email: CSechler@jhancock.com	With a copy to: Victory Capital Management Inc. Attn: Legal Dept. 4900 Tiedeman Road Brooklyn, OH 44144 Fax: Email: legal@vcm.com

6.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

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(e) In the event that any counterparty to this Agreement wishes to include one or more series in addition to those originally set forth in Schedule A, such counterparty shall so notify the other counterparty in writing, and, upon written agreement, such series shall hereunder become an Acquiring Fund or Acquired Fund, as the case may be, and Schedule A shall be amended accordingly.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JOHN HANCOCK VARIABLE INSURANCE TRUST

JOHN HANCOCK FUNDS II

Andrew G. Arnott	Andrew G. Arnott	/s/ Andrew G. Arnott
Name of Authorized Signer	Print	Signature
Title: President

ACQUIRED FUND

Christopher K. Dyer	Christopher K. Dyer	/s/ Christopher K. Dyer
Name of Authorized Signer	Print	Signature
Title: President
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SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

John Hancock Variable Insurance Trust

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

John Hancock Funds II

Alternative Asset Allocation Fund

Multi-Index 2010 Lifetime Portfolio

Multi-Index 2015 Lifetime Portfolio

Multi-Index 2020 Lifetime Portfolio

Multi-Index 2025 Lifetime Portfolio

Multi-Index 2030 Lifetime Portfolio

Multi-Index 2035 Lifetime Portfolio

Multi-Index 2040 Lifetime Portfolio

Multi-Index 2045 Lifetime Portfolio

Multi-Index 2050 Lifetime Portfolio

Multi-Index 2055 Lifetime Portfolio

Multi-Index 2060 Lifetime Portfolio

Multi-Index 2065 Lifetime Portfolio

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Multi-Index Income Preservation Portfolio

Multi-Index Lifestyle Aggressive Portfolio

Multi-Index Lifestyle Balanced Portfolio

Multi-Index Lifestyle Conservative Portfolio

Multi-Index Lifestyle Growth Portfolio

Multi-Index Lifestyle Moderate Portfolio

Multi-Index 2025 Preservation Portfolio

Multi-Index 2030 Preservation Portfolio

Multi-Index 2035 Preservation Portfolio

Multi-Index 2040 Preservation Portfolio

Multi-Index 2045 Preservation Portfolio

Multi-Index 2050 Preservation Portfolio

Multi-Index 2055 Preservation Portfolio

Multi-Index 2060 Preservation Portfolio

Multi-Index 2065 Preservation Portfolio

Multimanager 2010 Lifetime Portfolio

Multimanager 2015 Lifetime Portfolio

Multimanager 2020 Lifetime Portfolio

Multimanager 2025 Lifetime Portfolio

Multimanager 2030 Lifetime Portfolio

Multimanager 2035 Lifetime Portfolio

Multimanager 2040 Lifetime Portfolio

Multimanager 2045 Lifetime Portfolio

Multimanager 2050 Lifetime Portfolio

Multimanager 2055 Lifetime Portfolio

Multimanager 2060 Lifetime Portfolio

Multimanager 2065 Lifetime Portfolio

Multimanager Lifestyle Aggressive Portfolio

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Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio

Multimanager Lifestyle Growth Portfolio

Multimanager Lifestyle Moderate Portfolio

Acquired Funds

Victory Portfolios II

Victory Market Neutral Income Fund

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Appendix A

Annual Certification of Compliance with Rule 12d1-4 10% Limitation on Purchases of Investment Companies and Private Funds

I, [  ], the duly elected and qualified [President/Vice President/Chief Compliance Officer] of [  ] hereby certify in my capacity as such officer pursuant to Section 2(ii) of that certain Fund of Funds Investment Agreement dated [  ], between the Acquiring Fund (the “Acquiring Fund”), and the Acquired Fund (the “Acquired Fund” and together with the Acquiring Fund, the “Funds”), listed on Schedule A (“the Fund of Funds Agreement”) that:

1.	During the preceding calendar year:
a.	the Acquired Fund did not own securities of investment companies and private funds in aggregate value in excess of 10 percent of the value of the total assets of the Acquired Fund; and
b.	the Acquired Fund complied with all conditions of Rule 12d1-4 applicable to the Acquired Fund and with all applicable terms of the Fund of Funds Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Fund of Funds Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day of [  ], 20[__].

Name of Authorized Signer	Print	Signature
Title:
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